Exhibit 99.1

PRO FORMA FINANCIAL PROJECTIONS

These financial projections and forecasts (the “Financial Projections”) present, to the best of the Debtors’ knowledge and belief, the Debtors’ expected financial position, results of operations, and cash flows for the projection period.  The Financial Projections include a projected income statement, balance sheet and statement of cash flow for the years ended September 30, 2009 through 2013; projected monthly cash flows for fiscal year 2009, a forecast of borrowing base availability and projected capital structure at exit.  The Debtors have also included a reconciliation to GAAP for Adjusted EBITDA (as defined below), a non-GAAP measure.  The assumptions disclosed herein are those that the Debtors believe are significant to the Financial Projections.  Because events and circumstances frequently do not occur as expected, there will be differences between the projected and actual results.  These differences may be material to the Financial Projections herein.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS, RESULTS OF OPERATION, LIQUIDITY, BORROWING BASE, CASH FLOW, ANNUAL REVENUE AND GROWTH RATES OR ANNUAL ADJUSTED EBITDA DETAIL.  ACCORDINGLY, THE DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS, FINANCIAL CONSEQUENCES OR PROJECTIONS PRIOR TO THE EFFECTIVE DATE OF ANY PLAN OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

The Debtors’ auditor has neither examined nor compiled the accompanying Financial Projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto.  These Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

EBITDA ("EBITDA") is measured as earnings (defined as operating income (loss) plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring and other one-time charges.  Adjusted EBITDA ("Adjusted EBITDA") is measured as earnings (defined as operating income (loss) plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, other one-time charges and excludes the operations of Growing Products, which was part of the Debtors’ Home & Garden segment. Adjusted EBITDA is a metric used by the Debtors’ management, and Adjusted EBITDA and EBITDA are frequently used by the financial community to provide insight into an organization's operating trends and facilitate comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies.  Adjusted EBITDA can also be a useful measure of a company's ability to service debt and is one of the measures used for determining the Debtors’ debt covenant compliance.  The Adjusted EBITDA detail should be read in conjunction with the reconciling GAAP detail provided below.

A.	ACCOUNTING POLICIES
The Financial Projections have been prepared in good faith based upon assumptions believed to be reasonable.  The Financial Projections include assumptions to various financial accounts of the Debtors, which are based upon the Debtors’ estimates and market conditions.

B.	PROJECTION ASSUMPTIONS
The Debtors, with the assistance of various professionals, prepared the Financial Projections for the five years ending September 30, 2009, 2010, 2011, 2012 and 2013 respectively.  The Financial Projections are based on a number of assumptions, and while the Debtors have prepared the Financial Projections in good faith and believe the assumptions to be reasonable, it is important to note that the Debtors can provide no assurance that such assumptions will ultimately be realized.  The Financial Projections should be read in conjunction with the assumptions, qualifications and notes contained herein, the risk factors described in

Section VII of the Disclosure Statement, and the historical financial statements filed by the Debtors.  The following summarizes the underlying key assumptions upon which the Financial Projections were based.

The Financial Projections take into account the current macroeconomic environment, including the recent declines in key commodity inputs, slowdown in consumer spending, and changes in foreign exchange rates, among other factors.  The Debtors assume the current consumer spending slowdown will last through the end of calendar year 2009, with gradual growth in consumer spending resuming in 2010.

The Financial Projections are based on the assumption that the Plan will be confirmed as stated in the Disclosure Statement and Plan of Reorganization and will become effective July 15, 2009.

C.	PROJECTED CONSOLIDATED STATEMENT OF OPERATIONS

Sales Forecast:  A detailed 5-year forecast was prepared in U.S. dollars.  Sales were projected by business segment and by product category within each segment.  FY 2009 projections were based on a detailed bottoms-up analysis and the projected periods were based off the 2009 estimates.  The Debtors’ Growing Products business segment was shut-down effective January 31, 2009.

Cost of Sales Assumptions:  Cost of sales were projected at a rate relative to Sales.  The Debtors estimate slight decreases in the rate relative to Sales due to declines in key commodity input prices (the full effect of which will only be felt in projected periods due to already in-place hedges) and the exiting of lower-/negative-margin product lines, partly offset by a consumer trend to lower-margin products in certain regions due to the current economic conditions.

Operating Expense Assumptions:  Selling, marketing, distribution, advertising, research and development and general and administrative expenses were projected at rates relative to net sales and individually inflated based on the Debtors’ estimates.

Interest Expense:  Interest for the revolving credit facility (the “Exit Facility”) is projected based on the LIBOR forward curve (including a 3.0% LIBOR floor) plus 4.5%.  The Exit Facility is projected to include a Subordinated Participation Facility which is projected based on the LIBOR forward curve (including a 3.5% LIBOR floor) plus 14.0%.  The Exit Facility interest and the Subordinated Participation Facility interest is expensed and disbursed monthly.  The First Lien Term loan (U.S. dollar denominated) interest is projected at LIBOR plus 4.0% per annum.  The First Lien Term loan (U.S. dollar denominated) interest is expensed monthly and disbursed on a quarterly basis.  The First Lien Term loan (Euro dollar denominated) interest is projected at LIBOR plus 4.5% per annum.  The First Lien Term loan (Euro dollar denominated) interest is expensed monthly and disbursed on a quarterly basis.  The New Notes issued are projected at an interest rate of 12%, payable in cash or in kind at the Company's option.

Income Tax Expense:  The Debtors’ tax advisors have estimated post-emergence U.S. federal, state and local tax expense (in accordance with FASB Statement No. 109) to be incurred at an effective rate of 38%.  The Debtors tax advisors have also estimated post-emergence foreign tax expense to be incurred at effective rates of from 28% to 35% depending on the income mix of various foreign jurisdictions.

Projected Consolidated Balance Sheets
Cash:  Cash is projected to be $60 million at the end of 2009 and $50 million at the end of each year thereafter, and is substantially held by the Debtors’ foreign entities.  Excess cash generated by the business is utilized to pay-down the Exit Facility and the term loan.

Accounts Receivable:  The FY 2009 projected Accounts Receivable balances were based on a detailed bottoms-up analysis, which is based on the Debtors’ historical experience.  The resultant days’ sales outstanding average is approximately 57 days.  For the projected periods, there is no assumption to an improvement in the days’ sales outstanding.

Inventory:  The FY 2009 projected Inventory balances were based on a detailed bottoms-up analysis, which is based on the Debtors’ historical experience.  The resultant days’ carried average is approximately 87 days.  For the projected periods, there is no assumption to an improvement in the days carried outstanding.

Accounts Payable:  The FY 2009 projected Accounts Payable balances were based on a detailed bottoms-up analysis, which is based on the Debtors’ historical experience.  The resultant days payable average is approximately 47 days.  For the projected periods, there is no assumption to an improvement in the days payable outstanding.

Projected Income Statement

	FYE September 30,
(US$ millions)	2009E	2010E	2011E	2012E	2013E

Revenue	$2,285	$2,264	$2,354	$2,448	$2,545
% Growth		(1.0% )	4.0%	4.0%	4.0%

Less: Cost of Sales	$(1,440)	$(1,375)	$(1,425)	$(1,476)	$(1,530)
Gross Profit	$845	$889	$929	$972	$1,015
% Margin	37%	39%	39%	40%	40%

Less: Operating Expenses (Excl. D&A)	$(560)	$(557)	$(588)	$(614)	$(641)
EBITDA(1)	$285	$332	$342	$358	$374
% Margin	12%	15%	15%	15%	15%

Less: Depreciation	$(36)	$(40)	$(40)	$(40)	$(40)
Less: Amortization	(24)	(19)	(19)	(19)	(19)
Less: Inventory Impairment and Hedges	(34)	0	0	0	0
EBIT	$192	$273	$283	$299	$315

Less: Interest Expense	$(146)	$(138)	$(117)	$(121)	$(107)
EBT	$46	$135	$165	$178	$208
Less: Taxes	(16)	(47)	(58)	(62)	(73)
Net Income(2)	$30	$88	$107	$115	$135

GAAP Reconciliation to Net Income

	FYE September 30,
(US$ millions)	2009E	2010E	2011E	2012E	2013E
EBITDA	$285	$332	$342	$358	$374
Growing Products Operations	20	–	–	–	–
Adjusted EBITDA	$305	$332	$342	$358	$374
Depreciation & Amortization	(60)	(59)	(59)	(59)	(59)
Interest expense	(146)	(138)	(117)	(121)	(107)
Growing Products Shutdown(3)	(34)	–	–	–	–
Growing Products Operations(4)	(20)	–	–	–	–
Tax expense	(16)	(47)	(58)	(62)	(73)
Net Income	$30	$88	$107	$115	$135
IPI Selic	8	–	–	–	–
Restructuring & related charges	(21)	(7)	(3)	(3)	(3)
Reorganization Items, net(5)	429	–	–	–	–
Growing Products Shutdown(6)	(31)	–	–	–	–
Tax expense	135	(2)	(1)	(1)	(1)
GAAP Net Income (Loss)	$549	$79	$103	$111	$131

Notes:	(1) Includes growing products segment in 2009. Please see GAAP Reconciliation to Net Income for Adjusted EBITDA.
(2) Excludes certain restructuring, certain shut-down costs and other one-time charges. Please see GAAP Reconciliation to Net Income for GAAP Net Income.
(3) Includes Inventory Impairment and Hedges of $34 in 2009E.
(4) Represents loss from operations related to the Growing Products business from October 1, 2008 through March 29, 2009.
(5) Represents gain on cancellation of debt of $515, professional fees of $67, write off of deferred financing fees of $11 and provision for rejection of leases of $9.
(6) Represent remaining shutdown costs, such as inventory, PP&E and Intangible asset impairments, related to Growing Products.

Projected Balance Sheet

	FYE September 30,
(US$ millions)	2009E	2010E	2011E	2012E	2013E

ASSETS
Cash & Equivalents	$60	$50	$50	$50	$50
Accounts Receivable	357	359	373	388	402
Inventory	329	330	341	353	366
Other Current Assets	63	63	63	63	63
Total Current Assets	$809	$802	$828	$854	$881

Property, Plant & Equipment	$181	$167	$153	$138	$124
Other Long-Term Assets	1,083	1,062	1,034	1,003	975
Total Assets	$2,073	$2,031	$2,014	$1,996	$1,981

LIABILITIES & SHAREHOLDER'S EQUITY
Accounts Payable	$190	$175	$181	$187	$194
Other Current Liabilities	239	229	223	221	221
Total Current Liabilities	$429	$403	$404	$408	$415

Total Debt (Including Current)	$1,699	$1,609	$1,486	$1,350	$1,195
Other Long-Term Liabilities	322	317	312	307	302
Total Liabilities	$2,450	$2,329	$2,202	$2,064	$1,911

Shareholder's Equity	$(377)	$(298)	$(187)	$(69)	$70
Total Liabilities & Shareholder's Equity	$2,073	$2,031	$2,014	$1,996	$1,981

Projected Cash Flow Statement

	FYE September 30,
(US$ millions)	2009E	2010E	2011E	2012E	2013E

Net Income(1)	$30	$88	$107	$115	$135
Plus: Depreciation	36	40	40	40	40
Plus: Amortization	24	19	19	19	19
(Increase)/Decrease in Accounts Receivable	37	(2)	(14)	(14)	(15)
(Increase)/Decrease in Inventory	55	(1)	(12)	(12)	(13)
Increase/(Decrease) in Accounts Payable	(88)	(15)	6	6	7
Other	(161)	5	27	8	7
Cash Flow from Operations	$(68)	$134	$173	$162	$180

Less: Capital Expenditures	$(17)	$(25)	$(25)	$(25)	$(25)
Cash Flow from Investing Activities	$(17)	$(25)	$(25)	$(25)	$(25)

Borrowing / (Repayment) of Revolver	$(80)	$0	$0	$0	$0
Borrowing / (Repayment) of Exit Facility	164	(104)	(60)	0	902
Repayment of Secured Debt	(45)	(14)	(88)	(136)	(1,057)
Cash Flow from Financing Activities	$40	$(118)	$(148)	$(136)	$(155)

Net Cash Flow	$(45)	$(10)	$0	$0	$0

Beginning Cash	$105	$60	$50	$50	$50
Plus: Net Cash Flow	(45)	(10)	0	0	0
Ending Cash	$60	$50	$50	$50	$50

Notes:	(1) Excludes certain restructuring, certain shut-down costs and other one-time charges. Please see GAAP Reconciliation to Net Income for GAAP Net Income.

Projected Monthly Cash Flows for FY 2009

	Fiscal Year 2009
(US$ millions)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept
Adjusted EBITDA	$14	$3	$25	$29	$31	$41	$26	$25	$45
Less: Capital Expenditures	(1)	(0)	(2)	(2)	(2)	(2)	(3)	(2)	(2)
(Increase)/Decrease in Working Capital	(14)	(8)	8	(41)	(12)	9	17	6	34
Less: Cash Taxes	(3)	(1)	(1)	(4)	(4)	(4)	(4)	(4)	(4)
Less: Cash Interest Expense	(12)	(0)	(2)	(2)	(2)	(2)	(2)	(8)	(8)
Interest Rate Swap Adjustment	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Less: Other	(30)	7	(23)	(1)	4	(5)	28	7	(2)
Intercompany (Foreign Subs)	66	(13)	(3)	10	0	(15)	15	0	(20)
Change in Other Indebtedness	(6)	(1)	2	(2)	(1)	(4)	(3)	(0)	(8)
Borrowing / (Repayment) of Revolver	0	0	0	0	0	0	0	0	0
Cash Flow (pre-Restructuring Related Fees)	$14	$(13)	$5	$(14)	$14	$17	$74	$23	$34
Less: Bankruptcy Related Fees	(8)	(9)	(0)	(4)	(7)	(7)	(30)	(6)	(2)
Cash Flow (post-Restructuring Related Fees, pre-Exit Needs)	$6	$(22)	$4	$(18)	$7	$10	$44	$17	$33
Less: Cash Interest Expense - Term Loan ("catch-up")	0	0	0	0	0	0	(42)	0	0
Less: Mandatory Repayment of Term Loan ("catch-up")	0	0	0	0	0	0	(7)	0	0
Less: Repayment of Synthetic L/C	0	0	0	0	0	0	(20)	0	0
Less: Interest Rate Swap Termination at Exit	0	0	0	0	0	0	(7)	0	0
Less: D&O run-off at Exit	0	0	0	0	0	0	(3)	0	0
Cash Flow (post-Restructuring Related Fees and Exit Needs)	$0	$0	$0	$0	$0	$0	$(79)	$0	$0
Additional Borrowings	$6	$(22)	$4	$(18)	$7	$10	$(35)	$17	$33

Beginning DIP Balance	$167	$161	$183	$178	$196	$189	$179	$214	$197
Plus: Total Cash Needs	(6)	22	(4)	18	(7)	(10)	35	(17)	(33)
Ending DIP Balance	$161	$183	$178	$196	$189	$179	$214	$197	$164

GAAP Reconciliation to Net Income (Monthly)

	FYE 2009
(US$ millions)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept
EBITDA	$14	$3	$25	$29	$31	$41	$26	$25	$45
Growing Products Operations	5	3	5	-	-	-	-	-	-
Adjusted EBITDA	$19	$6	$30	$29	$31	$41	$26	$25	$45
Depreciation & Amortization	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Interest expense	(12)	(1)	(2)	(2)	(2)	(2)	(45)	(11)	(11)
Growing Products Shutdown(1)	1	(0)	5	-	-	-	-	-	-
Growing Products Operations(2)	(5)	(3)	(5)	-	-	-	-	-	-
Tax expense	1	1	(8)	(8)	(8)	(12)	8	(3)	(10)
Net Income	$(2)	$(2)	$15	$14	$15	$22	$(16)	$6	$19
IPI Selic	0	1	1	0	0	1	0	0	0
Restructuring & related charges(3)	(2)	(9)	(23)	(11)	(11)	(11)	488	(1)	(1)
Growing Products Shutdown(4)	(9)	(1)	0	-	-	-	-	-	-
Tax expense	(4)	(3)	(8)	(4)	(4)	(4)	171	(0)	(0)
GAAP Net Income (Loss)	$(16)	$(14)	$(15)	$(1)	$1	$8	$644	$5	$18

Notes:	(1) Includes Inventory Impairment and Hedges of $34 in 2009E.
(2) Represents loss from operations related to the Growing Products business from October 1, 2008 through March 29, 2009.
(3) Represents gain on cancellation of debt of $515, professional fees of $67, write off of deferred financing fees of $11 and provision for rejection of leases of $9.
(4) Represent remaining shutdown costs, PP&E and Intangible asset impairments, related to Growing Products.

Borrowing Base Availability

	Fiscal Year 2009
(US$ millions)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept

Gross Availability	$208	$225	$239	$249	$260	$259	$221	$213	$201
Less: Suppressed Availability	0	0	(4)	(24)	(35)	(34)	0	0	0
Borrowing Base Availability	$208	$225	$235	$225	$225	$225	$221	$213	$201
Less: Availability Block	(25)	(25)	(25)	(25)	(25)	(25)	(25)	(25)	(25)
Less: Reserves	(7)	(10)	(9)	(9)	(9)	(9)	(6)	(6)	(6)
Less: Letters of Credit	(3)	(5)	(6)	(8)	(9)	(13)	0	0	0
Maximum Revolver Draw Allowed	$173	$185	$195	$183	$182	$178	$190	$182	$170

Project Capital Structure at Exit (07/15/2009)

	Projected		Pro Forma
(US$ millions)	7/15/2009	Adjustments	7/15/2009
ABL Facility	$214.3	$0.0	$214.3
First Lien Term Loan	1,298.7	0.0	1,298.7
Capital Leases	21.3	0.0	21.3
Total Secured Debt	$1,534.3		$1,534.3
Subordinated Debt	1,049.9	$(831.8)	218.1
Total Debt	$2,584.2		$1,752.4

Shareholder's Equity	$(1,234.9)	$831.8	$(403.1)